EXHIBIT 10.17
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) dated as of September 22, 2010, by and among Brainy Acquisitions, Inc., a Georgia corporation, with headquarters located at 460 Brogdon Rd., Suite 400, Suwanee, GA 30024 (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns (the “Purchaser”)).

WHEREAS, the Purchaser desires to purchase from the Company a secured debenture in the principal amount of $110,000 in substantially the form attached hereto as Exhibit A (the “Debenture”);

WHEREAS, the Company’s obligations under the Debenture are secured by substantially all of the assets of the Company pursuant to a security agreement dated on or about the date hereof between the Company and the Purchaser (the “Security Agreement”);

WHEREAS, this Agreement, the Security Agreement, and the Debenture are collectively referred to as the “Transaction Documents”;

WHEREAS, the Company desires that Purchaser purchase the Debenture;

NOW, THEREFORE, in consideration of the foregoing and on the basis of the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF THE DEBENTURE

1.1           Purchase and Sale of Debenture.  Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell, assign, transfer and deliver to Purchaser and Purchaser hereby agrees to purchase at the Closing (as defined in Section 2) and accept delivery from the Company, the Debenture free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever, for the consideration specified herein.

ARTICLE 2

CLOSING

2.1           Closing.  As used herein the Closing Date shall mean the day when all conditions precedent to (i) the Purchaser’s obligations to purchase the Debenture and (ii) the Company’s obligations to issue the Debenture have been satisfied or waived.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall sell and the Purchaser shall purchase the Debentures. The closing of the purchase and sale of the Debenture is referred to herein as the “Closing”.

The Closing Date shall occur on September 22, 2010, at the offices of Sichenzia Ross Friedman Ference LLP, New York, New York 10066, at 10:00 a.m., or at such other time and place as the parties may agree.

2.2          Deliveries.

       (a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser:

(i)   this Agreement duly executed by the Company;

(ii)  a Debenture in the principal amount equal to $110,000;

(iii)  the Security Agreement duly executed by the Company;

(iv)  an “all assets” UCC-1 financing statement for filing in the State of Georgia pursuant to the Security Agreement;

(v)  An opinion of counsel, independent to the Company in form and substance acceptable to Purchaser, stating that: (i) the Company is validly organized andin good standing in the State of Georgia, (ii) the Company has full authority to carry out the terms of the Transaction Documents, (iii) the Company has taken all necessary and appropriate action to authorize the execution and delivery of the Transaction Documents, and (iv) the Transaction Documents are enforceable in accordance with their terms, against Company. The opinion will further contain such additional matters reasonably required by Purchaser’s counsel; and

(vi)  An opinion of Georgia counsel, independent to the Company, Brain Baby LLC and Asset Recovery Associates in form and substance acceptable to Purchaser, stating that: (i) Brain Baby LLC and Asset Recovery Associates are validly organized, in good standing and authorized to do business in all states in which they are respectively located or conduct business, (ii) Brain Baby LLC and Asset Recovery Associates have full authority to carry out the terms of that certain Agreement For The Purchase And Sale Of Assets Of Brainy Baby, LLC in form and substance as attached hereto as Exhibit A (the “Asset Purchase Agreement”), (iii) Brain Baby LLC and Asset Recovery Associates have taken all necessary and appropriate action to authorize the execution and delivery of the Asset Purchase Agreement and any other documents required to be executed in connection therewith, (iv) the Asset Purchase Agreement and any other documents required to be executed in connection therewith are enforceable in accordance with their terms against Brain Baby LLC and Asset Recovery Associates, (v) that there are no actions or proceedings pending before any court, administrative agency or governmental body at the time of closing which would affect either Brain Baby LLC and Asset Recovery Associates or the validity of the actions to be taken by Brain Baby LLC and Asset Recovery Associates pursuant to either the Asset Purchase Agreement or any other documents required to be executed in connection therewith.  Counsel to Brain Baby LLC and Asset Recovery Associates must opine that the execution and performance of the Asset Purchase Agreement and any other documents required to be executed in connection therewith by Brain Baby LLC and Asset Recovery Associates will not violate any Laws or any documents or any agreements whatsoever to which any of Brain Baby LLC, Asset Recovery Associates or the Company, or any of their respective affiliates are a party.  The opinion will further contain such additional matters reasonably required by Purchaser’s counsel.

      (b)  On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company:

         (i)  this Agreement duly executed by the Purchaser;

         (ii)  the amount of $110,000 by wire to the account specified in writing by the Company; and

         (iii) the Security Agreement duly executed by the Purchaser.

   2.3   Closing Conditions

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein; and

(ii)   the delivery by the Purchaser of the items set forth in Section 2.2 (b);

(b)  The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall been performed; and

(iii)  the delivery by the Company of the items set forth in Section 2.2 (a).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.           Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of Georgia, and is qualified in no other state.

(b)           This Agreement has been duly executed and delivered by Company and constitutes the valid, binding and enforceable obligation of Company, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and rights of stockholders.

(c)           The Company has full power and authority to sell and transfer the Debenture to Purchaser without obtaining the waiver, consent, order or approval of (i) any state or federal governmental authority or (ii) any third party or other person.  The Company has the corporate power, authority and capacity to carry on its business as presently conducted.

(d)           Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or By-Laws of the Company or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company is a party to or by which the Company is bound.

(e)           The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Company.  The Company is not in violation of any of the provisions of its certificate of incorporation or by-laws.  No consent, approval or agreement of any individual or entity is required to be obtained by the Company in connection with this Agreement.

(f)           There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Company’s best knowledge, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such).  There is no judgment, decree or order against the Company that could prevent, enjoin, alter or delay any of the transactions contemplated by the Transaction Documents.

(j)            There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to the Company’s knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.  No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Company’s knowledge, threatened against the Company.

(k)            The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign laws, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.  References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

 (l)            All representations, covenants and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing date with the same effect as though the same had been made on and as of such date.

(m)           The Company has the corporate power, authority and capacity to carry on its business as presently conducted.

(n)            The Company will immediately notify the Purchaser in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of the Company.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.           Representations and Warranties of Buyer.  The Purchaser hereby represents and warrants to the Company as follows:

(a)  Organization; Authority.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement.   and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser.  This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Own Account.  Purchaser understands that the Debenture constitutes “restricted securities” and has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Debenture as principal for its own account and not with a view to or for distributing or reselling such Debenture or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Debenture in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Debenture (this representation and warranty not limiting Purchaser’s right to sell the Debenture pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

(c)  Purchaser Status.  At the time Purchaser was offered the Debenture, as of the date hereof it is, and as of the date of the Closing it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.  Purchaser has (i) a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons or (ii) by reason of Purchaser’s business or financial experience Purchaser is capable of evaluating the risks and merits of this investment and of protecting Purchaser’s own interests in connection with an investment in the Debenture.

(d)  Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debenture, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Debenture and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation.  Purchaser is not purchasing the Debenture as a result of any advertisement, article, notice or other communication regarding the Debenture published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)  Receipt of Information.  Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Debenture.  Purchaser further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Debenture and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Purchaser to rely thereon.

ARTICLE 5

MISCELLANEOUS

5.1           Use of Proceeds. The Company shall use the net proceeds from the sale of the Debenture towards the purchase of the assets of The Brainy Baby Company, LLC, a Georgia limited liability company in accordance with the terms of the Asset Purchase Agreement.

5.1           Further Assurances.  By its signature hereto, each party consents and agrees to all of the transactions contemplated hereby.  Each party hereto shall execute, deliver, file and record any and all instruments, certificates, agreements and other documents, and take any and all other actions, as reasonably requested by any other party hereto in order to consummate the transactions contemplated hereby.

5.3           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivered, (iii) sent by prepaid overnight carrier, with a record of receipt or (iv) sent by facsimile (with confirmation of receipt), to the parties at the following address (or at such other addresses as shall be specified by the parties by like notice):

(i)            To the Company:
Brainy Acquisitions, Inc.
460 Brogdon Rd., Suite 400
Suwanee, GA 30024
Fax:
Attention:

With a copy to:
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York 10006
Fax:  (212) 930-9725
Attention:  David B. Manno, Esq.

(ii)           To Purchaser:
FLM Holdings LLC
8 Hop Brook Lane
Holmdel, New Jersey 07733
Fax:
Attention:

Each notice or other communication shall be deemed to have been given on the date received.

5.4           Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

5.5           Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

5.6           Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.7           Governing Law and Jurisdiction.  This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State of New York.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts.

5.8           Severability.  If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

5.9           Amendments.  This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above

THE COMPANY:

BRAINY ACQUISITIONS, INC.

By: /s/ Tony Erwin
Name:  Tony Erwin
Title: President

PURCHASER:

FLM HOLDINGS LLC

By: /s/ Sam DelPresto
Name:  Sam DelPresto
Title:  Managing Member

Exhibit A

Asset Purchase Agreement